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                           PRISM SOFTWARE CORPORATION
                                 23696 Birtcher
                          Lake Forest, California 92630

               NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

         In May of 2000 the Board of Directors of Prism Software Corporation (the "Company") took action to amend the Certificate of Incorporation of the Company to increase the authorized capitalization of the Company, subject to shareholder approval. The increase is from 205,000,000 shares to 305,000,000 shares, of which 300,000,000 shares are designated Common Stock, par value $.01 per share, and five million (5,000,000) shares are designated Preferred Stock, par value $.01 per share. Thereafter, a total of 11 shareholders, holding in the aggregate 36,613,000 shares of Common Stock, representing over 50% of the outstanding shares, consented in writing to the amendment. The approval by the shareholders will not become effective until twenty days from the date of mailing of this Information Statement.

         Your consent to the amendment is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Section 228 of the Delaware General Corporation Law and pursuant to the Securities Act of 1934 of the approval by less than unanimous written consent of the shareholders of the Company.

         WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ E. Ted Daniels
                                            ------------------
                                            E. TED DANIELS
                                            President


Lake Forest, California
July 18, 2000

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                           PRISM SOFTWARE CORPORATION
                                 23696 Birtcher
                          Lake Forest, California 92630

                          ----------------------------

                              INFORMATION STATEMENT

                          ----------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This Information Statement is being mailed or otherwise furnished to stockholders of Prism Software Corporation, a Delaware corporation (the "Company"), in connection with the prior receipt by the Company of approval by written consent of the holders of a majority of the Company's Common Stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation of the Company to increase the authorized capitalization of the Company to 305,000,000 shares.

     This Information Statement is being first sent to stockholders on or about July 28, 2000. The Company anticipates that the Amendment will become effective on or about August 18, 2000.

VOTE REQUIRED

     The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one vote for each share held.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on May 5, 2000 (the "Record Date"). As of the Record Date, the Company had outstanding 60,123,272 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

     The transfer agent for the Common Stock is U.S. Stock Transfer Corporation.

GENERAL

     On May 4, 2000, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to increase the number of shares which the Company is authorized to issue from two hundred and five million (205,000,000) to three hundred and five million (305,000,000) shares, of which three hundred million (300,000,000) shares are designated as

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Common Stock, par value $.01 per share, and five million (5,000,000) shares are designated Preferred Stock, par value $.01 per share. Presently, the Company's Certificate of Incorporation provides that the total number of shares which the Company has authority to issue is two hundred and five million (205,000,000) shares of capital stock, of which two hundred million (200,000,000) shares are designated as Common Stock, par value $.01 per share, and five million (5,000,000) shares are designated Preferred Stock, par value $.01 per share.

     On May 5, 2000, the Proposal was approved by written consent of holders of a majority of the Company's Common Stock.

     The proposal will be effectuated by amending the first paragraph of ARTICLE FOURTH of the Company's Certificate of Incorporation to read as follows:

                 "FOURTH. The total number of shares which the Corporation shall have authority to issue is three hundred and five million (305,000,000) shares of capital stock, of which three hundred million (300,000,000) shares shall be designated Common Stock, par value of $.01 per share, and five million (5,000,000) shares shall be designated Preferred Stock, par value $.01 per share.

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.

     The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order to attract and obtain additional sources of capital in the future pursuant to additional equity financing transactions.

ACTION BY WRITTEN CONSENT

     Pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"), any action which may be taken at any meeting of the Stockholders may also be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company) and delivered to the Company.

     The Company's Bylaws provide that the Board of Directors may fix, in advance, a date not more than fifty nor less than ten days before the date then fixed for the holding of any meeting of the Stockholders of the Company (or before the last day on which the consent of the stockholders may be effectively expressed for any purpose without a meeting), as the time as of which the stockholders entitled to notice of and to vote as such meeting or whose consent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were Stockholders of record of Common Stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent, as the case may be.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 30, 2000, by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock of the Company; (ii) each of the Company's directors; (iii) the Named Executive Officers identified in the Summary Compensation Table; and (iv) all directors and Named Executive Officers of the Company as a group.


               NAME AND ADDRESS                        NUMBER OF SHARES          PERCENTAGE OF OUTSTANDING
              OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)               SHARES (1)
------------------------------------------------  ----------------------------  -----------------------------
E. Ted Daniels (2)(3)
c/o Prism Software Corp.
23696 Birtcher
Lake Forest, CA  92630                                        13,384,379  (4)                           9.3%

Allard Villere (2)(3)
369 Justina Drive
Oceanside, CA  92057                                             524,531  (5)                              *

James Martin
3340 Peachtree Road, N.E.
Suite 1940
Atlanta, GA  30326                                            28,070,923  (6)                          20.8%

Third Century II
1711 Chateau Court
Fallston, MD  21047                                           23,171,340  (7)                          17.4%

Threshold Technology Partners
3340 Peachtree Road, N.E.
Suite 1940
Atlanta, GA  30326                                             6,800,000                                5.1%

Conrad and Carl von Bibra
1810 Fair Oaks
Suite 209
South Pasadena, CA  91030                                     52,397,145  (8)                          38.4%

All Directors and Named
Executive Officers of the
Company as a Group (2 persons)                                13,908,910  (9)                           9.6%


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--------------------

     *     Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to securities currently convertible, or convertible within 60 days after June 30, 2000, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group. In addition, the Company is in the process of issuing shares of Common Stock upon the conversion of certain Convertible Promissory Notes, and these shares are deemed to be issued and outstanding as of June 30, 2000 for the purpose of determining beneficial ownership. Based on 131,238,854 shares of Common Stock issued and outstanding as of June 30, 2000.
(2)  Named Executive Officer of the Company.
(3)  Director of the Company.
(4) Includes 10,944,379 shares of Common Stock issuable upon the exercise of options, all of which are exercisable within 60 days after June 30, 2000. These options entitle Mr. Daniels to purchase up to 8% of the fully-diluted number of shares of Common Stock of the Company (subject to certain anti-dilution adjustments).
(5) Includes 115,697 shares of Common Stock issuable upon the exercise of options, all of which are exercisable within 60 days after June 30, 2000.
(6) Includes 1,482,787 shares of Common Stock issuable upon the conversion of certain Convertible Promissory Notes and 99,125 shares issuable upon the exercise of warrants that are either vested as of June 30, 2000 or could vest within 60 days after such date that are beneficially owned by the following entities or individuals: James Martin, Capital Investment Partners (Martin Management, Inc., the general partner, is owned by Mr. Martin), Northstar Capital Partners (Martin Management, Inc., the general partner, is owned by Mr. Martin), Huntington Partners (a family partnership owned one-third by Mr. Martin), MARCO II Partners (a family partnership owned 90% by Mr. Martin), Cameron Martin (Mr. Martin's son) and MV Ventures (a general partnership owned 50% by Northstar Capital Partners). Mr. Martin individually owns 512,500 shares of Common Stock. Capital Investment Partners owns 10,843,075 shares of Common Stock, 889,742 shares issuable upon the conversion of certain outstanding Convertible Promissory Notes and 30,000 shares issuable upon the exercise of outstanding warrants. Northstar Capital Partners owns 14,458,436 shares of Common Stock and 593,045 shares issuable upon the conversion of certain outstanding Convertible Promissory Notes. Huntington Partners owns 312,500 shares of Common Stock and 69,125 shares issuable upon the exercise of warrants. MARCO II Partners owns 100,000 shares of Common Stock, Cameron Martin owns 62,500 shares of Common Stock and MV Ventures owns 200,000 shares of Common Stock.

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(7)  Third Century II owns 21,554,965 shares of Common Stock and 441,375 shares issuable upon the exercise of outstanding warrants that are either vested as of June 30, 2000 or could vest within 60 days after such date. Also includes 1,175,000 shares owned by Eric Nickerson, Third Century II's managing partner.
(8) Conrad von Bibra owns 31,206,845 shares of Common Stock and 5,282,800 shares issuable upon the conversion of certain Convertible Promissory Notes that are either vested as of June 30, 2000 or could vest within 60 days after such date. Conrad von Bibra's ownership does not include shares of Common Stock managed by Kennedy Capital Management, Inc., which claims beneficial ownership of the shares. Also includes 15,907,500 shares owned by Carl von Bibra, Conrad von Bibra's son.
(9) Includes shares of Common Stock issuable upon the exercise of options described in notes (4) and (5) above.